NAME OF REGISTRANT

Franklin California Tax-Free Income Fund
File No. 811-02790

EXHIBIT ITEM No. 77q1(g): Exhibits

FORM AGREEMENT AND PLAN OF REORGANIZATION


THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") is made as of this 14th day of October, 2016 by and between Franklin California Tax-Free Income Fund, a statutory trust created under the laws of the State of Delaware, with its principal place of business at One Franklin Parkway, San Mateo, California 94403-1906 (the "Acquiring Fund"), and Franklin California Tax-Free Trust ("CAFTFT"), a statutory trust created under the laws of the State of Delaware, with its principal place of business at One Franklin Parkway, San Mateo, California 94403-1906, on behalf of its series, Franklin California Insured Tax-Free Income Fund (the "Target Fund"). Franklin Advisers, Inc. ("FAV"), a
California corporation, investment manager to the Acquiring Fund and the Target Fund, joins this Plan solely for purposes of Section 7.
PLAN OF REORGANIZATION

The reorganization (hereinafter referred to as the "Reorganization") will consist of (i) the acquisition by the Acquiring Fund of substantially all of the property, assets and goodwill of the Target Fund in exchange solely for full and fractional Class A, Class C and Advisor Class shares of beneficial interest, with no par value, of the Acquiring Fund (the "Acquiring Fund Shares"); (ii) the distribution of Acquiring Fund Shares to the holders of Class A, Class C and Advisor Class shares of beneficial interest, with no par value, of the Target Fund (the "Target Fund Shares"), respectively, according to their respective interests in the Target Fund in complete liquidation of the Target Fund; and (iii) the dissolution of the Target Fund as soon as is practicable after the closing (as described in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of the Plan hereinafter set forth.
AGREEMENT

In order to consummate the Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:
1.	Sale and Transfer of Assets, Liquidation and Dissolution of the
Target Fund.
(a)	Subject to the terms and conditions of the Plan, and in
reliance on the representations and warranties herein contained, and in consideration of the delivery by the Acquiring Fund of the number of Acquiring Fund Shares hereinafter provided, CAFTFT, on behalf of the
Target Fund, agrees that, at the time of Closing, it will convey, transfer and deliver to the Acquiring Fund all of the Target Fund's then existing assets, including any interest in pending or future legal claims in connection with past or present portfolio holdings, whether in form of class action claims, opt-out or other direct litigation claims, or regulator or government-established investor recovery fund
claims, and any and all resulting recoveries, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders'
rights of redemption), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (i) pay 25% of the costs and expenses of carrying out the Reorganization in accordance with Section
7 of the Plan, (including, but not limited to, fees of counsel and accountants, and expenses of the Target Fund's liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on the Target Fund's books as liability reserves;
(ii) discharge its unpaid liabilities on its books at the Closing
Date (as such term is defined in Section 3), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to the Closing Date and through the final taxable year ending with the Target Fund's complete liquidation;
and (iii) pay such contingent liabilities, if any, as the officers of
CAFTFT shall reasonably deem to exist against the Target Fund at the
Closing Date, for which contingent and other appropriate liability reserves shall be established on the Target Fund's books (such assets hereinafter
"Net Assets").  The Acquiring Fund shall not assume any liability of the
Target Fund, whether accrued or contingent, known or unknown, and the Target
Fund shall use its reasonable best efforts to discharge all of its known liabilities so far as may be possible, from the cash, bank deposits and cash equivalent securities described above.
(b)	Subject to the terms and conditions of the Plan, and in reliance on the representations and warranties herein contained, and in consideration of such sale, conveyance, transfer, and delivery, the Acquiring Fund agrees at the Closing to deliver to CAFTFT, on behalf of the Target Fund, the number of Acquiring Fund Shares, determined by dividing the net asset value per share of each Class A, Class C and Advisor Class shares of the Target Fund by the net asset value per share each of Class A, Class C and Advisor Class shares of the Acquiring Fund, respectively, and separately multiplying the result thereof by the number of outstanding Class A, Class C and Advisor Class shares, respectively, of the Target Fund as of 1:00 p.m., Pacific time on the Closing Date.  The Acquiring Fund Shares delivered to CAFTFT, on behalf of the Target Fund, at the Closing shall have an aggregate net asset value equal to the value of the Target Fund's Net Assets, all determined as provided in Section 2 of the Plan and as of the date and time specified herein.
(c)	Immediately following the Closing, CAFTFT, on behalf
of the Target Fund, shall distribute the Acquiring Fund Shares received by CAFTFT, on behalf of the Target Fund, pursuant to this Section 1 to the
Target Fund's shareholders of record so that each shareholder receives full and fractional Acquiring Fund Shares of the corresponding class of the
Acquiring Fund equal in value to the full and fractional shares of the Target
Fund held by the shareholder as of 1:00 p.m., Pacific time, on the Closing
Date. Such distribution shall be accomplished by the establishment of accounts on the share records of the Acquiring Fund of the type and in the amounts due such shareholders based on their respective holdings in the Target
Fund as of 1:00 p.m., Pacific time, on the Closing Date.  Fractional
Acquiring Fund Shares shall be carried to the third decimal place.
As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing Target Fund Shares shall be entitled to surrender the same to the transfer agent for the Acquiring Fund in exchange for the number of Acquiring Fund Shares of the same class into which the
Target Fund Shares theretofore represented by the certificate or certificates so surrendered shall have been converted.  Until so surrendered, each outstanding certificate, if any, which, prior to the Closing, represented Target Fund Shares shall be deemed for all Acquiring Fund purposes to evidence ownership of the number of Acquiring Fund Shares into which the Target Fund Shares (which prior to the Closing were represented thereby) have been converted.
Certificates for the Acquiring Fund Shares shall not be issued.
After the distribution, the Target Fund shall be dissolved.
(d)	At the Closing, each shareholder of record of the Target
Fund as of the record date (the "Distribution Record Date") with respect to any unpaid dividends and other distributions that were declared prior to the Closing, including any dividend or distribution declared pursuant to Section 6(d) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of the
Target Fund that such person had on such Distribution Record Date.
(e)	All books and records relating to the Target Fund, including all books and records required to be maintained under the Investment
Company Act of 1940 (the "1940 Act"), and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the date of the Plan, and shall be turned over to the Acquiring Fund on or prior to the Closing.
2.	Valuation.
(a)	The net asset value per share of the Acquiring Fund Shares and the
Target Fund Shares and the value of the Target Fund's Net Assets to be acquired by the Acquiring Fund hereunder shall in each case be computed as of 1:00 p.m., Pacific time, on the Closing Date, unless on such date: (i) the New York Stock Exchange ("NYSE") is not open for unrestricted trading; or (ii) the reporting of trading on the NYSE or other relevant market is disrupted; or (iii) any other extraordinary financial event or market condition occurs (each of the events described in (i), (ii) or
(iii) are referred to as a "Market Disruption").  The net asset value per share of the Acquiring Fund Shares and the Target Fund Shares and
the value of the Target Fund's Net Assets shall be computed in accordance with the valuation procedures set forth in the most recent respective prospectus of the Acquiring Fund and the Target
Fund, as amended or supplemented.
(b)	In the event of a Market Disruption on the proposed Closing
Date so that an accurate appraisal of the net asset value per share of the Acquiring Fund Shares or Target Fund Shares or the value of the Target
Fund's Net Assets is impracticable, the Closing Date shall be postponed until the first business day when regular trading on the NYSE shall have been fully resumed and reporting shall have been restored and other trading markets are otherwise stabilized.
(c)	All computations of value regarding the net asset value
per share of the Acquiring Fund Shares and Target Fund Shares and the value of the Target Fund's Net Assets shall be made by the administrator to the Acquiring Fund and Target Fund.
3.	Closing and Closing Date.
The Closing shall take place at the principal office of the Acquiring
Fund at 1:00 p.m., Pacific time, on October 28, 2016 or such later date as the officers of the Acquiring Fund and CAFTFT may mutually agree (the
"Closing Date").  CAFTFT, on behalf of the Target Fund, shall have provided for delivery as of the Closing the Net Assets to be transferred to the account of the Acquiring Fund's custodian, The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, NY 10286. CAFTFT, on behalf of the
Target Fund, shall deliver at the Closing a list of names and addresses of the holders of record of each class of the Target Fund and the number of full and fractional shares of beneficial interest owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, as of
1:00 p.m., Pacific time, on the Closing Date. The Acquiring Fund shall provide evidence that such Acquiring Fund Shares have been registered in an account on the books of Acquiring Fund in such manner as the officers of CAFTFT may reasonably request.
4.	Representations and Warranties.
4.1.	The Acquiring Fund represents and warrants that:
(a)	The Acquiring Fund was originally organized as a Maryland corporation on November 28, 1977 and converted to a Delaware statutory trust effective
August 1, 2007.  The Acquiring Fund is validly existing under the laws of the State of Delaware.  The Acquiring Fund is duly registered under the 1940
Act as an open-end management investment company and the Acquiring Fund's shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933 (the "1933 Act"), except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital or obtaining any required initial shareholder approvals.
(b)	The Acquiring Fund is authorized to issue an unlimited number of shares of beneficial interest, without par value, of the Acquiring Fund.
Each outstanding share of the Acquiring Fund is fully paid, non-assessable, and has full voting rights, and each Acquiring Fund Share when issued pursuant to and in accordance with the Plan, will be fully paid, non-assessable, and will have full voting rights.  The Acquiring Fund currently is divided into three classes of shares: Class A, Class C and Advisor Class shares of beneficial interest, of which Class A, Class C and Advisor Class represent Acquiring Fund Shares.
An unlimited number of shares of beneficial interest of the Acquiring Fund has been allocated and designated to each class of the Acquiring Fund.
(c)	The Acquiring Fund is not a party to or obligated under any provision of its Agreement and Declaration of Trust, as amended, or By-laws, as amended, or any contract or any other commitment or obligation and is not subject to any order or decree, that would be violated by its execution of or performance under the Plan, and no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by the Plan, except for the registration of Acquiring Fund Shares under the 1933 Act, the 1940
Act, or as may otherwise be required under the federal and state securities laws or the rules and regulations thereunder.
(d)	The financial statements appearing in the Acquiring Fund's Annual
Report to Shareholders for the fiscal year ended March 31, 2016, audited by PricewaterhouseCoopers LLP, and any interim unaudited financial statements, fairly present the financial position of the Acquiring Fund as of their respective dates and the results of the Acquiring Fund's operations for periods indicated, in conformity with Generally Accepted Accounting
Principles applied on a consistent basis.
(e)	The books and records of the Acquiring Fund accurately
summarize the accounting data represented and contain no material omissions with respect to the business and operations of the Acquiring Fund.
(f)	The Acquiring Fund has elected to be treated as a regulated investment company ("RIC") for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code").  The Acquiring
Fund is a "fund" as defined in Section 851(g)(2) of the Code, has qualified as a RIC for each taxable year since its inception, has not had any earnings and profits accumulated in any taxable year to which the provisions of
Subchapter M of the Code (or the corresponding provisions of prior law)
did not apply, and intends to continue to qualify as a RIC after the
Closing Date.  Consummation of the transactions contemplated by the
Plan will not cause the Acquiring Fund to fail to be qualified as a
RIC as of the Closing Date.
(g)	The Acquiring Fund does not have any unamortized or unpaid
organizational fees or expenses.
(h)	The Acquiring Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 4.1(d) hereof and those incurred in the ordinary course of business as an investment company and of a nature and amount similar to, and consistent with, those shown in such financial statements since the dates of those financial statements.
(i)	There is no inter-corporate indebtedness existing between the
Target Fund and the Acquiring Fund that was issued, acquired, or will be settled at a discount.
(j)	The registration statement on Form N-14 referred to in
Section 5.1(a) hereof (the "Registration Statement"), including any prospectus or statement of additional information contained or incorporated therein by reference and any supplements or amendments thereto, insofar as it relates to the Acquiring Fund and the Acquiring Fund Shares, will, from the effective date of the Registration Statement through the date of the special meeting of the Target Fund's shareholders (the
"Special Meeting") and on the Closing Date:  (i) comply, as amended, in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act,
the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading, provided, however, that the representations and warranties of this subparagraph shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by the Target Fund for use therein.
(k)	Since March 31, 2016, there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business.
(l)	On the Closing Date, all material Returns (as defined below) of the
Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes (as defined below)
shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof.  To the Acquiring
Fund's knowledge, no such Return is currently under audit by any federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on the Acquiring Fund or its assets resulting from the non-payment of any Taxes; no waivers of the time to assess any such
Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the Acquiring Fund's financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements.  As used in this
Plan, "Tax" or "Taxes" means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax. "Return" means reports, returns, information returns, elections, agreements, declarations, or other documents of any nature or kind (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any claim for refund, amended return or declaration of estimated
 Taxes (and including any amendments with respect thereto).
(m)	All information to be furnished by the Acquiring Fund for use in preparing any registration statement (including the Registration Statement), proxy statement and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereto.
(n)	The Acquiring Fund has no outstanding options, warrants, pre-emptive rights or other rights to subscribe for or purchase Acquiring Fund Shares, except for the right of investors to acquire its shares at the applicable stated offering price in the normal course of its business as an open-end management investment company operating under the 1940 Act.
(o)	No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring
Fund of the transactions contemplated by the Plan, except as may otherwise be required under federal or state securities laws or the rules and regulations thereunder.
(p)	There is no material suit, judicial action, or legal or
administrative proceeding pending or threatened against the Acquiring Fund.
  The Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Fund's business or its ability to consummate the transactions herein contemplated.
(q)	The execution, delivery, and performance of the Plan have been duly authorized by all necessary action of the Acquiring Fund's Board of Trustees.
(r)	The Acquiring Fund is not under jurisdiction of a court in a
Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.
4.2.	CAFTFT, on behalf of the Target Fund, represents and warrants that:
(a)	The Target Fund is a series of CAFTFT, which was originally organized as a Massachusetts business trust on July 18, 1985 and converted to a
Delaware statutory trust effective November 1, 2007 and is validly existing under the laws of the State of Delaware.  CAFTFT is duly registered under the 1940 Act as an open end management investment company and the Target Fund's shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital or obtaining any required initial shareholder approvals.
(b)	CAFTFT is authorized to issue an unlimited number of shares of beneficial interest, without par value of the Target Fund.  Each outstanding share of the Target Fund is fully paid, non-assessable, and has full voting rights.  The Target Fund currently is divided into three classes of shares: Class A, Class C and Advisor Class shares of beneficial interest, which represent Target Fund Shares. An unlimited number of shares of beneficial interest of the Target Fund has been allocated and designated to each class of the Target Fund.
(c)	CAFTFT, on behalf of the Target Fund, is not a party to or obligated under any provision of its Agreement and Declaration of Trust, as amended, or By-laws, as amended, or any contract or any other commitment or obligation and is not subject to any order or decree that would be violated by its execution of or performance under the Plan, and no consent, approval, authorization or order of any court or governmental authority is required for the consummation by CAFTFT, on behalf of the Target Fund, of the transactions contemplated by the Plan. CAFTFT, on behalf of the Target Fund, has no material contracts or other commitments (other than the Plan or agreements for the purchase of securities entered into in the ordinary course of business and consistent with its obligations under the Plan) which will not be terminated by it in accordance with their terms at or prior to the Closing Date, or which will result in a penalty or additional fee to be due from or payable by it.
(d)	The financial statements appearing in the Target Fund's Annual Report to Shareholders for the fiscal year ended June 30, 2015, audited by PricewaterhouseCoopers LLP, , the unaudited financial statements appearing in the Target Fund's Semi-Annual Report to Shareholders for the six month period ended December 31, 2015, and any interim unaudited financial statements, fairly present the financial position of the Target Fund as of their respective dates and the results of the Target Fund's operations for periods indicated, in conformity with Generally Accepted Accounting
Principles applied on a consistent basis.
(e)	The books and records of the Target Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of the Target Fund.
(f)	CAFTFT has elected to treat the Target Fund as a RIC for federal income tax purposes under Part I of Subchapter M of the Code and the Target
 Fund is a "fund" as defined in Section 851(g)(2) of the Code.  The Target
Fund has qualified as a RIC for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of
 Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date, and consummation of the transactions contemplated by the
Plan will not cause it to fail to be qualified as a RIC as of the Closing
Date.  The Target Fund has no earnings and profits accumulated in any taxable year to which the provisions of Subchapter M of the Code (or the corresponding provisions of prior law) did not apply.
(g)	The Target Fund does not have any unamortized or unpaid
organizational fees or expenses.
(h)	The Target Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 4.2(d) hereof and those incurred in the ordinary course of business as an investment company and of a nature and amount similar to, and consistent with, those shown in such financial statements since the dates of those financial statements.
(i)	There is no inter-corporate indebtedness existing between the
Target Fund and the Acquiring Fund that was issued, acquired, or will be settled at a discount.
(j)	The Registration Statement, including any prospectus or statement of additional information contained or incorporated therein by reference and any supplements or amendments thereto, insofar as it relates to the
Target Fund, will, from the effective date of the Registration Statement through the date of the Special Meeting and on the Closing Date:
(i) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading, provided, however, that the representations and warranties of this subparagraph shall not apply to statements in or omissions from the
Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquiring Fund for use therein.
(k)	Since December 31, 2015, there has been no material adverse
change in the Target Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business.
(l)	On the Closing Date, all material Returns of the Target Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof.  To CAFTFT's knowledge, no such Return is currently under audit by any federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on the Target Fund or its assets resulting from the non-payment of any Taxes; no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the Target
 Fund's financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements.
(m)	All information to be furnished by CAFTFT, on behalf of the
Target Fund, for use in preparing any registration statement (including the Registration Statement), proxy statement and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereto.
(n)	The Target Fund has no outstanding options, warrants, pre-emptive rights or other rights to subscribe for or purchase Target Fund Shares except for the right of investors to acquire its shares at the applicable stated offering price in the normal course of its business as an open-end managed investment company under the 1940 Act.
(o)	No consent, approval, authorization or order of any court or governmental authority is required for the consummation by CAFTFT, on behalf of the Target Fund, of the transactions contemplated by the Plan, except as may otherwise be required under federal or state securities laws or the rules and regulations thereunder.
(p)	There is no material suit, judicial action, or legal or administrative proceeding pending or threatened against CAFTFT, on behalf of the Target Fund.
  CAFTFT, on behalf of the Target Fund, is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Target Fund's business or its ability to consummate the transactions herein contemplated.
(q)	The execution, delivery, and performance of the Plan have been duly authorized by all necessary action of the CAFTFT's Board of Trustees, subject to approval of the Target Fund's shareholders.
(r)	The Target Fund is not under jurisdiction of a court in a Title
11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.
(s)	At the Closing, the Target Fund will have good and marketable title to all of the securities and other assets transferred pursuant to Section 1 above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.
(t)	CAFTFT, on behalf of the Target Fund, will declare and pay or cause to be paid a dividend prior to the Closing Date, that, together with all previous dividends, shall have the effect of distributing to its shareholders
 (i) all of the Target Fund's investment company taxable income for the taxable year ended prior to the Closing Date and substantially all of such investment company taxable income for the final taxable year ending with its complete liquidation (in each case determined without regard to any deductions for dividends paid); (ii) all of the Target Fund's net capital gain recognized in its taxable year ended prior to the Closing Date and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover);
 and (iii) at least 90 percent of the excess, if any, of the Target Fund's interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for its taxable year ended prior to the Closing Date and at least 90 percent of such net tax-exempt income for such final taxable year.
5.	Covenants of the Acquiring Fund and Covenants of CAFTFT,
on behalf of the Target Fund.
5.1.	The Acquiring Fund:
(a)	Shall file the Registration Statement with the Securities
and Exchange Commission ("SEC") and use its best efforts to provide that the Registration Statement becomes effective as promptly as practicable.
(b)	Shall have mailed to each shareholder of record of the Target Fund entitled to vote at the Special Meeting at which action on the Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus/Proxy Statement that complies in all material respects with the applicable provisions of the 1933 Act, Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations thereunder (the "Prospectus/Proxy Statement").
(c)	Covenants to operate the Acquiring Fund's business as presently conducted between the date hereof and the Closing, it being understood that such ordinary course of business will include the distribution of customary dividends and distributions and any other distribution necessary or desirable to minimize federal income or excise Taxes.
(d)	Subject to the provisions of the Plan, shall take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Plan.
5.2.	CAFTFT, on behalf of the Target Fund:
(a)	Shall provide the Acquiring Fund with information reasonably necessary for the preparation and distribution of the Prospectus/Proxy
Statement to be included in the Registration Statement, in compliance with the 1933 Act, the 1934 Act and the 1940 Act, in connection with the Special
 Meeting referred to below.
(b)	As of the Closing, shall have called and held the Special Meeting to consider and vote upon the Plan, and CAFTFT shall have taken all other actions reasonably necessary to obtain approval of the transactions contemplated herein.
(c)	Covenants to operate the Target Fund's business as presently conducted between the date hereof and the Closing, it being understood that such ordinary course of business will include the distribution of customary dividends and distributions and any other distribution necessary or desirable to minimize federal income or excise Taxes.
(d)	Subject to the provisions of the Plan, shall take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Plan.
(e)	Shall file, by the Closing Date, all of the Target Fund's federal and other Tax Returns required by law to be filed on or before such date and all federal and other Taxes shown as due on said Returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such Taxes.
(f)	Shall provide at the Closing:
(1)	A statement of the respective tax basis and holding period
of all investments to be transferred by the Target Fund to the Acquiring
Fund.
(2)	A copy (which may be in electronic form) of the Target Fund's shareholder ledger accounts including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest held by each shareholder, the dividend reinvestment elections applicable to each shareholder, the backup withholding and nonresident alien withholding certifications, notices or records on file with CAFTFT, with respect to each shareholder, and such information as the Acquiring Fund may reasonably request concerning Target Fund shares or Target
Fund shareholders in connection with Target Fund's cost basis reporting and related obligations under Sections 1012, 6045, 6045A, and 6045B of the Code and related regulations issued by the United States Treasury ("Treasury Regulations") following the Closing for all of the shareholders of record of the Target Fund's shares as of the close of business on the day of valuation as described in Section 2, who are to become holders of the
Acquiring Fund as a result of the transfer of assets that is the subject of this Plan (the "Target Fund Shareholder Documentation").
(3)	A copy of any other Tax books and records of the Target Fund necessary for purposes of preparing any Tax Returns, schedules, forms, statements or related documents (including but not limited to any income, excise or information returns, as well as any transfer statements (as described in Treas. Reg. 1.6045A-1)) required by law to be filed by the Target
Fund after the Closing.
(4)	If requested by the Acquiring Fund, all FASB ASC 740-10-25 (formerly,
FIN 48) work papers and supporting statements pertaining to the Target Fund.
(g)	As promptly as practicable, but in any case within sixty days after the date of Closing, the Target Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Target Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of
Section 381 of the Code.
(h)	Undertakes that it will not acquire Acquiring Fund Shares for the purpose of making distributions thereof to anyone other than Target Fund shareholders.
(i)	Undertakes that, if the Plan is consummated, the Target Fund will liquidate and dissolve.
5.3.	The Acquiring Fund and CAFTFT, on behalf of the Target Fund, intend that the Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code.  The Acquiring Fund and CAFTFT, on behalf of the Target Fund, shall not take any action or cause any action to be taken (including, without limitation the filing of any Tax Return) that is inconsistent with such treatment or results in the failure of such
Reorganization to qualify as a reorganization within the meaning of
Section 368(a)(1) of the Code.
6.	Conditions Precedent to be Fulfilled by the Acquiring Fund and by
CAFTFT, on behalf of the Target Fund.
The consummation of the Plan hereunder shall be subject to the following respective conditions:
(a)	That (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; and (ii) the other party shall have performed all obligations required by the Plan to be performed by it prior to the Closing.
(b)	That the Registration Statement will have become effective and not have issued an unfavorable management report under Section 25(b) of the
1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act.
And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either Fund or would prohibit the transactions contemplated hereby.
(c)	That the Plan and the Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of the Target Fund at a meeting or any adjournment thereof.
(d)	CAFTFT, on behalf of the Target Fund, shall have declared and paid or cause to have been paid prior to the Closing Date, a dividend or dividends that, together with all previous dividends, shall have the effect of distributing to its shareholders (i) all of the Target Fund's investment company taxable income for the taxable year ended prior to the Closing
Date and substantially all of such investment company taxable income for the final taxable year ending with its complete liquidation (in each case determined without regard to any deductions for dividends paid); (ii) all of the Target Fund's net capital gain recognized in its taxable year ended prior to the Closing Date and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover); and (iii) at least 90 percent of the excess, if any, of the Target Fund's interest income excludible from gross income under
Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for its taxable year ended prior to the Closing
Date and at least 90 percent of such net tax-exempt income for the period from the close of its last fiscal year to the Closing Time on the Closing
Date.
(e)	That all required consents of other parties and all other consents, orders, and permits of federal, state and local authorities (including those of the SEC and of state Blue Sky securities authorities, including any necessary "no-action" positions or exemptive orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of material adverse effect on the assets and properties of the Target Fund or the Acquiring Fund.
(f)	That there shall be delivered to CAFTFT, behalf of the Target Fund, an opinion in form and substance satisfactory to CAFTFT from Stradley Ronon Stevens & Young, LLP, counsel to the Acquiring Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:
(1)	The Acquiring Fund is a validly existing statutory trust in good standing under the laws of the State of Delaware;
(2)	The Acquiring Fund is an open-end management investment company registered as such under the 1940 Act;
(3)	The execution and delivery of the Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of the Acquiring Fund;
(4)	The Plan is the legal, valid and binding obligation of the Acquiring
Fund, and is enforceable against the Acquiring Fund, in accordance with its terms;
(5)	The Acquiring Fund is authorized to issue an unlimited number of shares of beneficial interest, without par value; and
(6)	Acquiring Fund Shares to be issued pursuant to the terms of the Plan have been duly authorized and, when issued and delivered as provided in the Plan and the Registration Statement, will have been validly issued and fully paid and will be non-assessable by the Acquiring Fund.
In giving the opinion set forth above, counsel may state that it is relying on certificates of the officers of the Acquiring Fund with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of the Acquiring Fund.
(g)	That there shall be delivered to the Acquiring Fund an opinion in form and substance satisfactory to the Acquiring Fund from Stradley Ronon
Stevens & Young, LLP, counsel to CAFTFT to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:
(1)	The Target Fund is a series of CAFTFT and that CAFTFT is a
validly existing statutory trust in good standing under the laws of the State of Delaware
(2)	CAFTFT is an open-end management investment company registered under the
1940 Act;
(3)	The execution and delivery of the Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of CAFTFT; and
(4)	The Plan is the legal, valid and binding obligation of CAFTFT, on behalf of the Target Fund, and is enforceable against CAFTFT, on behalf of the Target Fund, in accordance with its terms.
In giving the opinion set forth above, counsel may state that it is relying on certificates of the officers of CAFTFT, on behalf of the Target Fund, with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of
CAFTFT, on behalf of the Target Fund.
(h)	That there shall be delivered to CAFTFT, on behalf of the Target Fund, and the Acquiring Fund, an opinion in form and substance satisfactory to it, from the law firm of Stradley Ronon Stevens & Young, LLP, counsel to the
Acquiring Fund and CAFTFT, to the effect that, provided the transaction contemplated hereby is carried out in accordance with the Plan, and the laws of the State of Delaware, and based upon certificates of the officers of the Acquiring Fund and CAFTFT, on behalf of the Target Fund, with regard to matters of fact:
(1)	The acquisition by the Acquiring Fund of substantially all of the assets of the Target Fund in exchange solely for the Acquiring Fund Shares followed by the distribution by the Target Fund to its shareholders of the Acquiring Fund Shares in complete liquidation of the Target Fund will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the Target Fund and the Acquiring Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;
(2)	No gain or loss will be recognized by the Target Fund upon the transfer of substantially all of its assets to the Acquiring Fund in exchange solely for the Acquiring Fund Shares pursuant to Section 361(a) and Section 357(a)
of the Code;
(3)	No gain or loss will be recognized by the Acquiring Fund upon the receipt by it of substantially all of the assets of the Target Fund in exchange solely for the Acquiring Fund Shares pursuant to Section 1032(a) of the Code;
(4)	No gain or loss will be recognized by the Target Fund upon the distribution of the Acquiring Fund Shares by the Target Fund to its
shareholders in complete liquidation pursuant to Section 361(c)(1)
of the Code;
(5)	The tax basis of the assets of the Target Fund received by the Acquiring
Fund will be the same as the tax basis of these assets in the hands of the
Target Fund immediately prior to the Reorganization pursuant to Section 362(b)
of the Code;
(6)	The holding periods of the assets of the Target Fund received by the
Acquiring Fund will include the periods during which such assets were held by the Target Fund pursuant to Section 1223(2) of the Code;
(7)	No gain or loss will be recognized by the shareholders of the Target
Fund upon the exchange of their Target Fund Shares solely for the Acquiring
Fund Shares (including fractional shares to which they may be entitled)
pursuant to Section 354(a) of the Code;
(8)	The aggregate tax basis of the Acquiring Fund Shares to be received by each Target Fund shareholder (including fractional shares to which they may be entitled) will be the same as the aggregate tax basis of the Target Fund
Shares exchanged therefor pursuant to Section 358(a)(1) of the Code;
(9)	The holding period of the Acquiring Fund Shares to be received by each
Target Fund shareholder (including fractional shares to which they may be entitled) will include the holding period of the Target Fund Shares surrendered in exchange therefor, provided that the shareholder held the
Target Fund Shares as a capital asset on the date of the Reorganization pursuant to Section 1223(1) of the Code;
(10)	The Acquiring Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of Treasury
Regulations) the items of the Target Fund described in Section 381(c) of the
Code, subject to the conditions and limitations specified in Sections 381,
382, 383 and 384 of the Code and the Treasury Regulations thereunder.
No opinion will be expressed as to the effect of the Reorganization on: (i) the Target Fund or the Acquiring Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting;
and (ii) any Target Fund shareholder that is required to recognize unrealized gains and losses for federal income tax purposes under a mark-to-market system of accounting.
(i)	That the Acquiring Fund's Prospectus contained in the Registration
Statement with respect to Acquiring Fund Shares to be delivered to Target
Fund shareholders in accordance with the Plan shall be effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the
Closing Date or shall be in effect at the Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.
(j)	That the Acquiring Fund Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit the Acquiring Fund Shares lawfully to be delivered to each holder of the Target Fund Shares.
(k)	The Target Fund will provide the Acquiring Fund with (1) a statement of the respective tax basis and holding period of all investments to be transferred by the Target Fund to the Acquiring Fund, (2) the Target Fund Shareholder Documentation, (3) if requested by the Acquiring Fund, all workpapers and supporting statements related to ASC 740-10-25 (formerly,
FIN 48) pertaining to the Target Fund, (4) the Tax books and records of the
Target Fund for purposes of preparing any Returns required by law to be filed for Tax periods ending after the Closing Date, and (5) a statement of earnings and profits as provided in Section 5.2(g).
7.	Expenses.
The expenses of entering into and carrying out the provisions of the Plan shall be borne as follows: each Fund will pay 25% of the costs of the Reorganization. FAV, the investment manager for the Funds, will pay 50% of the costs of the Reorganization.
8.	Termination; Postponement; Waiver; Order.
(a)	Anything contained in the Plan to the contrary notwithstanding, the
Plan may be terminated and the Reorganization abandoned at any time prior
(whether before or after approval thereof by the shareholders of the Target
Fund) to the Closing, or the Closing may be postponed:
(1)	by mutual consent of the Acquiring Fund and CAFTFT, on behalf of the
Target Fund;
(2)	by CAFTFT, on behalf of the Target Fund, if any condition of its obligations set forth in Section 6 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met; or
(3)	by the Acquiring Fund, if any conditions of its obligations set forth in Section 6 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met.
(b)	If the transactions contemplated by the Plan have not been consummated by December 31, 2016], the Plan shall automatically terminate on that date, unless a later date is mutually agreed to by officers of the Acquiring Fund and CAFTFT.
(c)	In the event of termination of the Plan prior to its consummation, pursuant to the provisions hereof, the Plan shall become void and have no further effect, and neither the Acquiring Fund, CAFTFT, the Target Fund, nor their trustees, officers, or agents or the shareholders of the Target or Acquiring Fund shall have any liability in respect of the Plan, but all expenses incidental to the preparation and carrying out of the Plan shall be paid as provided in Section 7 hereof.
(d)	At any time prior to the Closing, any of the terms or conditions of the Plan may be waived by the Acquiring Fund or CAFTFT, on behalf of the
Target Fund, if, in the judgment of their respective officers, such action or waiver will not have a material adverse effect on the benefits intended under the Plan to such Fund's shareholders.
(e)	The representations and warranties contained in Section 4 hereof shall expire with and be terminated by the Plan on the Closing Date, and neither the Acquiring Fund, CAFTFT, the Target Fund, nor any of their respective officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date.
(f)	If any order of the SEC with respect to the Plan shall be issued prior to the Closing that imposes any term or condition that is determined by action of the Board of Trustees of CAFTFT to be acceptable, such term or condition shall be binding as if it were a part of the Plan without a vote or approval of the shareholders of the Target Fund; provided that, if such term or condition would result in a change in the method of computing the number of Acquiring Fund Shares to be issued to the Target Fund, and such term or condition had not been included in the Prospectus/Proxy Statement or other proxy solicitation material furnished to the shareholders of the
Target Fund prior to the Special Meeting, the Plan shall not be consummated and shall terminate unless CAFTFT promptly calls a special meeting of its shareholders at which such condition shall be submitted for approval.
9.	Cooperation and Exchange of Information; Reporting Responsibility.
(a)	The Acquiring Fund and CAFTFT will provide each other and their respective representatives with such cooperation, assistance, and information as either of them reasonably may request of the other in filing any Tax returns, amended return or claim for refund, determining a liability for Taxes, or in determining the financial reporting of any tax position, or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes.  Each party or their respective agents will retain for a period of six (6) years following the Closing all returns, schedules, and workpapers and all material records or other documents relating to Tax matters and financial reporting of tax positions of Target Fund and Acquiring Fund for its taxable period first ending after the Closing and for all prior taxable periods.
(b)	Any reporting responsibility of the Target Fund is and shall remain the responsibility of CAFTFT, up to and including the Closing Date, and such later date on which the Target Fund is terminated including, without limitation, responsibility for (i) preparing and filing Tax Returns relating to Tax periods ending on or prior to the date of Closing (whether due before or after the Closing); and (ii) preparing and filing other documents with the
SEC, any state securities commission, and any federal, state or local Tax authorities or any other relevant regulatory authority, except as otherwise is mutually agreed by the parties.
(c)	After the Closing Date, CAFTFT, on behalf of the Target Fund, shall or shall cause its agents to prepare any federal, state or local Tax Returns, including any Forms 1099, required to be filed by CAFTFT with respect to the Target Fund's final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall further cause such Tax Returns and Forms 1099 to be duly filed with the appropriate taxing authorities.
10.	Liability of the Target Fund and the Acquiring Fund.
(a)	CAFTFT, on behalf of the Target Fund, acknowledges and agrees that all obligations of the Acquiring Fund under the Plan are binding only with respect to the Acquiring Fund; that any liability of the Acquiring Fund under the Plan or in connection with the transactions contemplated herein shall be discharged only out of the assets of the Acquiring Fund; and that CAFTFT, on behalf of the Target Fund, shall not seek satisfaction of any such obligation or liability from the shareholders of the Acquiring Fund, the trustees, officers, employees or agents of the Acquiring Fund or any of them.
(b)	The Acquiring Fund acknowledges and agrees that all obligations of CAFTFT, on behalf of the Target Fund, under the Plan are binding only with respect to CAFTFT, on behalf of the Target Fund; that any liability of CAFTFT, on behalf of the Target Fund, under the Plan in connection with the transactions contemplated herein, shall be discharged only out of the assets of the
Target Fund; and that the Acquiring Fund shall not seek satisfaction of any such obligation or liability from the shareholders of the Target
Fund, the trustees, officers, employees or agents of the Target Fund, or any of them.
11.	Entire Agreement and Amendments.
The Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by the Plan other than those set forth herein or herein provided for. The Plan may be amended only by mutual consent of the parties in writing. Neither the Plan nor any interest herein may be assigned without the prior written consent of the other party.
12.	Counterparts.
The Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.
13.	Governing Law.
The Plan shall be governed by and carried out in accordance with the laws of the State of Delaware.
14.	Notices.
Any notice, report, or demand required or permitted by any provision of the
Plan shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to the Acquiring Fund, at Franklin California Tax-Free Income Fund, One Franklin Parkway, San Mateo, California 94403-1906, Attention: Secretary, or the Target Fund, at
California Franklin Tax-Free Trust, One Franklin Parkway, San Mateo,
California 94403-1906, Attention:  Secretary, as the case may be.
15.	Headings.
The paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan. [Signature Page Follows]


IN WITNESS WHEREOF, the Acquiring Fund and CAFTFT, on behalf of the Target Fund, have caused the Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

FRANKLIN CALIFORNIA TAX-FREE INCOME FUND

By:	/s/Navid Tofigh
Name: Navid Tofigh
Title: Assistant Secretary and Vice President


FRANKLIN CALIFORNIA TAX-FREE TRUST,
on behalf of FRANKLIN CALIFORNIA INSURED TAX-FREE INCOME FUND


By:	/s/Navid Tofigh
Name: Navid Tofigh
Title: Assistant Secretary and Vice President


With respect to Section 7 of the Plan only:
FRANKLIN ADVISERS, INC.


By:	/s/Edward Jamieson
Name: Edward Jamieson
Title: President